Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Barbara K. Cegavske	Document Number 20150075389-80
Barbara K. Cegavske Secretary of State	Date and Time 02/19/2015 12:35PM
State of Nevada	Entity Number E0084702015-5

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	ETERNAL SPEECH, INC.
2. Resident Agent for Service of Process:	BUSINESS FILINGS INCORPORATED
3. Authorized Stock:	Number of shares with par value: 200,000,000 Par Value: $.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	SUTHEP THEPCHIT 156/13 MOO 10 NONGPRUE BANGLAMUNG, THAILAND, 20150
5. Purpose:	The purpose of the Corporation shall be: ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator:	SUTHEP THEPCHIT 156/13 MOO 10 NONGPRUE BANGLAMUNG, THAILAND, 20150	/s/Suthep Thepchit Signature
7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

/s/Business Filings Incorporated

Authorized Signature of Registered Agent or On Behalf                 02/19/2015

of Registered Agent Entity                                                            Date